Exhibit 4.1

PRICELINE.COM INCORPORATED

ISSUER

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 13, 2004

2.25% CONVERTIBLE SENIOR NOTES DUE JANUARY 15, 2025

FIRST SUPPLEMENTAL INDENTURE, dated as of December 13, 2004 (the “Supplemental Indenture”), between PRICELINE.COM INCORPORATED, a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”), to the indenture, dated as of June 28, 2004, between the Company and the Trustee (the “Original Indenture”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture providing for the issuance of 2.25% Convertible Senior Notes due January 15, 2025 (the “Notes”) of the Company; and

WHEREAS, pursuant to Section 8.1 of the Original Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

Section 1.  Amendment of Certain Provisions

(a)           Section 1.1 of the Original Indenture is hereby amended by deleting the definition of “Additional Shares”.

(b)           The second sentence of the definition of “Common Stock” in Section 1.1 of the Original Indenture is hereby amended by deleting the words “or repurchase”.

(c)           Section 1.12 of the Original Indenture is hereby amended by deleting the words “(whether the same is payable in cash, shares of Common Stock or a combination thereof in the case of the Repurchase Price or Designated Event Repurchase Price)”.

(d)           The fifteenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the last sentence, which states “At the option of the Company, the Repurchase Price may be paid in cash, or subject to the fulfillment by the Company of the conditions set forth in the Indenture, by delivery of shares of Common Stock having a fair market value to the Repurchase Price (less any cash payments), or a combination of cash and Common Stock.”, and replacing such with the following sentence: “The Repurchase Price shall be paid in cash.”

(e)           The sixteenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the last sentence, which states “At the option of the Company, the Designated Event Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Designated Event Repurchase Price.”, and replacing such with the following sentence: “The Designated Event Repurchase Price shall be paid in cash.”

(f)            The seventeenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the first sentence, which states “For purposes of the two preceding paragraphs, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date or the Designated Event Repurchase Price, as the case may be.”

(g)           The eighteenth paragraph under “[FORM OF REVERSE]” in Section 2.2 of the Original Indenture is hereby amended by deleting the penultimate and last sentences, which state “The Company may pay the Make Whole Premium in (at the Company’s option) Common Stock, cash or a combination thereof, or in the same form of consideration into which all or substantially all of the Common Stock has been converted in connection with the applicable Fundamental Change, valued as set forth in the Indenture.  If Holders of the Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the aggregate consideration distributed in respect of all shares of Common Stock of the Company divided by the total number of shares of Common Stock participating in the distribution.” and replacing such with the following:  “The Company shall pay the Make Whole Premium in cash.”

(h)           The second paragraph under “ELECTION OF HOLDER TO REQUIRE REPURCHASE” in Section 2.2 of the Original Indenture is hereby amended by replacing the words “or, at the Company’s election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (less any cash payments) (as set forth below), or a combination of cash and Common Stock” with the words “equal to 100% of the principal amount to be repurchased”.

(i)            The third paragraph in Section 3.1 of the Original Indenture is hereby amended by deleting the words “whether payable in cash or in shares of Common Stock or a combination thereof,”.

(j)            The third paragraph in Section 10.8 of the Original Indenture is hereby amended by deleting the words “, repurchase or redemption”.

(k)           Section 14.1 of the Original Indenture is hereby amended by deleting the words “, subject to the provisions of Section 14.3” in the first sentence, deleting the second sentence, which states “At the option of the Company, the Repurchase Price may be paid in cash, or subject to the fulfillment by the Company of the conditions set forth in Section 14.3, by delivery of shares of Common Stock having a fair market value to the Repurchase Price (less any cash payments), or a combination of cash and Common Stock.”, and replacing such second sentence with the following sentence: “The Repurchase Price shall be paid in cash.”

(l)            Section 14.2 of the Original Indenture is hereby amended by deleting the words “but subject to the provisions of Section 14.3,” in the first sentence, deleting the third sentence, which states “At the option of the Company, the Designated Event Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 14.3, by delivery of shares of Common Stock having a fair market value equal to the Designated Event Repurchase Price (less any cash payments), or a combination of cash and Common Stock.”, and replacing such third sentence with the following sentence: “The Designated Event Repurchase Price shall be paid in cash.”

(m)          Section 14.3 of the Original Indenture is hereby amended by deleting all the text, including the heading, in the Section and replacing such with the word “RESERVED”.  The entry for Section 14.3 in the Table of Contents of the Original Indenture is hereby amended by deleting the words “Conditions to the Company’s Election to Pay the Repurchase Price or the Designated Event Repurchase Price in Common Stock” and replacing such with the word “RESERVED”.

(n)           Section 14.4(1)(C) of the Original Indenture is hereby amended by deleting the words “and whether the Repurchase Price, or the Designated Event Repurchase Price, as the case may be, shall be paid by the Company in cash or by delivery of shares of Common Stock, or a combination thereof (and the applicable ratio of cash and Common Stock),”.

(o)           Section 14.4(1)(H) of the Original Indenture is hereby amended by deleting the words “and, if the Security is a Restricted Securities Certificate, the place or places that the Surrender Certificate required by Section 14.4 shall be delivered,”.

(p)           The first sentence in Section 14.4(2) of the Original Indenture is hereby amended by deleting the words “and, in the event that any portion of the Repurchase Price or the Designated Event Repurchase Price, as the case may be, shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued,”.

(q)           Section 14.4(4) of the Original Indenture is hereby amended by deleting the words “in cash or shares of Common Stock, as provided in Section 14.3,” and deleting the words “or, if shares of Common Stock are to be paid, on the date that is 35 days after the date of the Company’s Notice, subject to extension to comply with applicable law,”.

(r)            Section 14.4(7) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(s)           Section 14.4(8) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(t)            Section 14.4(9) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(u)           Section 14.4(10) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the word “RESERVED”.

(v)           Section 15.1(3) of the Original Indenture is hereby amended by deleting all the text in the Section and replacing such with the following:  “The Company shall pay the Make Whole Premium in cash.”

(w)          Section 15.1(4) of the Original Indenture is hereby amended by deleting all of the text in the Section except for the last paragraph.  Such paragraph is hereby amended by deleting the penultimate sentence of the paragraph.  The last sentence of such paragraph is hereby amended by deleting the words “(X) shall notify the Holders of the Stock Price, Make Whole Premium and the estimated number of Additional Shares per $1,000 original principal amount of Securities” and replacing such with the following:  “shall notify the Holders of the Stock Price and Make Whole Premium”.  The last sentence of such paragraph is hereby further amended by deleting the words “and (Y) shall notify the Holders promptly upon the opening of business on the Designated Event Repurchase Date or Calculation Date, as the case may be, of the number of Additional Shares (or, at the option of the Company, cash or other securities, assets or property into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be delivered in respect of the Make Whole Premium, if any, in connection with such Fundamental Change.”

(x)            The first sentence in Section 15.2 of the Original Indenture is hereby amended by deleting the words “(which, at the option of the Company, may be in the form the Company otherwise is entitled to deliver in respect of Securities that are tendered upon a Designated Event or that are converted”.  The second sentence in such Section is hereby amended by deleting the words “in respect of cash and otherwise delivering entitlements to securities, other assets or property”.  The last sentence in such Section is hereby amended by deleting the words “or shares of Common Stock”.

(y)           Annex B of the Original Indenture is hereby amended by deleting the words “or 14.3(9)” in the introductory text and deleting both instances of the words “or repurchase” in the text immediately below the heading “2.25% CONVERTIBLE SENIOR NOTES DUE JANUARY 15, 2025”.

Section 2.  Effect On The Original Indenture

Except as amended by this Supplement Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 3.  Governing Law

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

Section 4.  Defined Terms

Unless otherwise indicated, capitalized terms used in this Supplemental Indenture and not defined shall have the respective meanings assigned to them in the Original Indenture.

Section 5.  Trustee Disclaimer

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 6.  Counterparts and Method of Execution

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.  Effect of Headings

Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.  Separability Clause

In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President